Exhibit 10.2

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

This THIRD AMENDED AND RESTATED SECURITY AGREEMENT (“Agreement”), entered into as of October 29, 2015, among THE GREENBRIER COMPANIES, INC., an Oregon corporation (the “Company” or the “Borrower”), the other parties identified as “Debtors” on the signature pages hereto and such other parties that may become Debtors hereunder after the date hereof (together with the Company, the “Debtors” and individually a “Debtor”) in favor of BANK OF AMERICA, N.A., as administrative agent for its benefit and for the benefit of the other holders of the Secured Obligations (as defined below) (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

A. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 30, 2011 (as amended, modified, extended, renewed or replaced from time to time, the “Existing Credit Agreement”) among the Borrower, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, the Borrower and certain subsidiaries of the Borrower to execute that certain second amended and restated security agreement dated as of June 30, 2011 (the “Existing Security Agreement”).

B. The Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to the Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, modified, extended, increased, renewed or replaced from time to time, the “Credit Agreement”) among the Company, as borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent.

C. It is a condition precedent to each Lender’s obligation to make its initial Credit Extension under the Credit Agreement that the Debtors agree to amend and restate the Existing Security Agreement in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Debtors and the Administrative Agent, on behalf of itself and each Lender, hereby agree as follows:

1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means any Person who is or who may become obligated to any Debtor under, with respect to or on account of an Account or other Right to Payment in all cases only to the extent constituting Collateral.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Collateral” shall have the meaning assigned to such term in Section 2(a).

“Common Collateral” has the meaning assigned to such term in the applicable Intercreditor Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, or granting to any Debtor the right to use any Copyright now or hereafter owned by any third party, and all rights of any Debtor under any such agreement.

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of the Debtor’s rights corresponding thereto throughout the world.

“Credit Agreement” has the meaning set forth in the preamble hereto.

“Debtor” and “Debtors” have the meanings set forth in the introductory paragraph hereto.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, customer lists, URLs and domain names, specifications, catalogs, literature, and any other proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Lender” has the meaning set forth in the preamble hereto, and all references to the “Lenders” or any “Lender” herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender and the L/C Issuer in its capacity as a Lender and as L/C Issuer.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Debtor is a party.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, is in existence, or granting to any Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of each Debtor under any such agreement.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all of the Debtor’s rights corresponding thereto throughout the world.

“Rights to Payment” means, solely to the extent constituting Collateral, all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Payment Intangibles, Instruments and Proceeds, in all cases, with respect to any assets described in this definition, solely to the extent constituting Collateral.

“Security Interest” shall have the meaning assigned to such term in Section 2(a).

“Secured Obligations” means, without duplication, all Obligations.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Trademark now or hereafter owned by any third party.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of the Debtor’s business symbolized by the foregoing or connected therewith, and (E) all of the Debtor’s rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(a) Terms Defined in UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein: Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodities Intermediary, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Entitlement Holder, Equipment, Farm Products, Financial Assets, Fixture, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Products, Securities Account, Securities Intermediary, and Security.

(b) Interpretation. The rules of construction and interpretation specified in Sections 1.02 and 1.07 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.

2. Security Interest.

(a) Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Debtor hereby grants, collaterally assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the other holders of Secured Obligations, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Intellectual Property;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights;

(xiii) specified Commercial Tort Claims, if any;

(xiv) all books and records pertaining to the assets and properties described in this Section 2(a);

(xv) all other goods of such Debtor whether tangible or intangible wherever located; and

(xvi) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing;

provided, however, that the Collateral (and any reference to any portion of the Collateral) shall not include (i) the Excluded Property and (ii) the Equity Interests of any Subsidiary not expressly pledged to the Administrative Agent to secure the Secured Obligations pursuant to the Pledge Agreement.

(b) Debtors Remain Liable. Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Administrative Agent nor any other holder of Secured Obligations shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other holder of Secured Obligations be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest. Each Debtor acknowledges and agrees that the Security Interest in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations which shall remain in effect until released or terminated in accordance with Section 24 and (ii) except as provided in Section 11, is not to be construed as an assignment of any Intellectual Property.

(d) Transactions in the Ordinary Course.

(i) So long as no Event of Default shall have occurred and be continuing and the Administrative Agent has not otherwise provided notice to the applicable Debtor revoking its rights to possession, the applicable Debtor may have possession of its Collateral (other than instruments delivered to the Administrative Agent pursuant to this Agreement) and may use the Collateral in any lawful manner not inconsistent with this Agreement, the Credit Agreement, or any policy of insurance covering the Collateral.

(ii) Without in any way limiting the generality of Section 24, the Administrative Agent acknowledges and agrees that any buyer of assets in the ordinary course of the applicable Debtors’ business (including, for the avoidance of doubt, Railcar Sales in the Ordinary Course of Business) takes free of Administrative Agent’s Security Interest. Without in any way limiting the generality of the preceding sentence, Administrative Agent agrees that, except as to security interests specifically granted by TTX Company, its successors or assigns (“TTX”) or any other buyer, to such Debtor and its assigns, all railcars purchased in the ordinary course of business by TTX or any other buyer pursuant to a manufacturing agreement or otherwise, (whether or not such instruments are recorded with the Surface Transportation Board) shall not, following the delivery of such cars, be subject to any security interest in favor of the Administrative Agent other than with respect to proceeds of such sale.

(iii) The Administrative Agent acknowledges and agrees that each Debtor may lease, rent or hire (collectively, “Leases”) Collateral to lessees (“Lessees”) in the usual and ordinary course of such Debtor’s business. Such Leases may provide that the Lessee, subject to the provisions of such Lease, shall be entitled to the quiet possession and use of the subject Collateral, notwithstanding the occurrence of and continuance of any Event of Default, so long as such Lessee shall not be in default under such applicable Lease. The Administrative Agent shall, at the Lessee’s request, execute and deliver an agreement which shall permit the Lessee to continue such Lease in effect and to quiet possession of the subject Collateral, notwithstanding the occurrence of and continuance of any Event of Default, so long as such Lessee shall not be in default under such applicable Lease. Such agreement shall be in form and substance approved by the Administrative Agent, which approval shall not be unreasonably withheld.

3. Financing Statements, Etc. Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto against collateral described as “all assets”, “all personal property” or describing specific items of collateral and that contain any other information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting As Extracted Collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Debtor agrees to provide such information to the Administrative Agent promptly upon request. Each Debtor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto covering the Collateral if filed prior to the date hereof. The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Debtor, without the signature of such Debtor, and naming such Debtor as debtor and the Administrative Agent as secured party.

4. Representations and Warranties. In addition to the representations and warranties of the Debtors set forth in the Credit Agreement, which are incorporated herein by this reference, each Debtor represents and warrants to the Administrative Agent that:

(a) Chief Executive Office; Legal Name; State of Organization. As of the Closing Date, such Debtor’s chief executive office is (and for the prior four months has been) located at the location set forth in Part (a) of Schedule 1 hereto, and such Debtor’s books and records are consolidated at such location. As of the Closing Date, such Debtor may also maintain local books and records at the operating locations identified on Schedule 2. As of the Closing Date, such Debtor’s exact corporate or organizational name, the jurisdiction of its incorporation or organization (each as they have been for the prior four months) and the identification number given by its jurisdiction of incorporation or organization is set forth in Part (b) of Schedule 1 hereto. As of the Closing Date, such Debtor has not in the past four months changed its name from that set forth in Part (c) of Schedule 1 hereto.

(b) Location of Tangible Collateral As of the Closing Date, and thereafter as of the date each Compliance Certificate is delivered pursuant to the requirements set forth in the Credit Agreement, other than with respect to Collateral that (i) is in transit between or to one more locations of any of the Debtors, (ii) is in transit between or to a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (iii) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, for purposes of repair, service or refurbishment in the ordinary course of business, (iv) is in a location where Collateral with a net book value of $2,500,000 or less is located, or (v) is in the possession of employees in the ordinary course of business, the location of all tangible (other than Collateral under in the possession of the Administrative Agent) Collateral owned by such Debtor is as shown in Schedule 2 hereto (as automatically updated from time to time by any Debtor upon written notice to the Administrative Agent, but in any event, no later than in the Compliance Certificate delivered in respect of such month of change and without the need for consent or further action by the Administrative Agent or the Lenders).

(c) Ownership and Authority. Such Debtor has (a) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (b) good and marketable title to (in the case of all other personal property), all of the Collateral and such Debtor has the right, power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(d) Validity of Security Interest. The Security Interest constitutes (i) to the extent that a security interest in the Collateral can be created under the UCC, a legal and valid security interest which is enforceable (except as enforcement thereof may be limited by applicable Debtor Relief Laws and by general principles of equity) against the Collateral in which such Debtor now has rights and will create a security interest which is enforceable (except as enforcement thereof may be limited by applicable Debtor Relief Laws and by general principles of equity) against the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights; and (ii) when properly perfected by filing or otherwise, the Security Interest shall constitute a valid perfected security interest in the Collateral, in which such Debtor now has rights, and will have a perfected security interest in the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights, to the extent that a security interest may be perfected by filing or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, in each case securing the payment and performance of the Secured Obligations. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(e) Absence of Other Liens. Such Debtor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral (other than Liens in favor of the Debtor in its capacity as a lessor or secured party), (ii) any assignment in which such Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which such Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any Governmental Authority (other than Liens in favor of the Debtor in its capacity as a lessor or secured party), which, in each case, financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, other than, in each case, with respect to a Permitted Lien or a Disposition permitted under Section 7.05.

(f) Reserved.

(g) Inventory. Except (i) as disclosed to the Administrative Agent, in any event, no later than in the Compliance Certificate delivered in respect of such quarter of change and without the need for consent or further action by the Administrative Agent or the Lenders, (ii) for Collateral that (A) is in transit between or to one or more locations of any of the Debtors, (B) is in transit between or to a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (C) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, for purposes of repair, service or refurbishment in the ordinary course of business, or (D) is in the possession of employees in the ordinary course of business, (iii) for Collateral located at locations identified on Schedule 2 (as automatically updated from time to time by any Debtor upon written notice to the Administrative Agent, but in any event, no later than in the Compliance Certificate delivered in respect of such quarter of change and without the need for consent or further action by the Administrative Agent or the Lenders), or (iv) for other Collateral located at any location where Collateral with a net book value of $2,500,000 or less is located, no Inventory of such Debtor is stored with any bailee, warehouseman or similar Person or on any premises leased to such Debtor.

(h) Intellectual Property.

(i) Except, in any case, to the extent it could not reasonably be expected to result in a Material Adverse Effect, all Intellectual Property of such Debtor that is registered with any Governmental Authority and material to the conduct of its business (“Registered Intellectual Property”) is valid, subsisting, unexpired, enforceable and has not been abandoned, and to such Debtor’s knowledge, Trademarks used by such Debtor that are material to the conduct of its business do not infringe any Trademark rights of any third party.

(ii) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Registered Intellectual Property of such Debtor, except to the extent it could not reasonably be expected to result in a Material Adverse Effect.

(iii) To the knowledge of the applicable Debtor, no action or proceeding is pending seeking to limit, cancel or question the validity of any Registered Intellectual Property of such Debtor, except to the extent it could not reasonably be expected to result in a Material Adverse Effect.

(iv) Except to the extent it could not reasonably be expected to result in a Material Adverse Effect, to such Debtor’s knowledge, all applications filed with any Governmental Authority pertaining to the Intellectual Property owned by such Debtor which such Debtor reasonably determines are necessary for or material to the conduct of its business have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly issued.

(v) Such Debtor has not made any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Intellectual Property owned or purported to be owned by such Debtor.

(i) Reserved.

(j) Reserved.

(k) Deposit Accounts. As of the Closing Date, the names and addresses of all financial institutions at which such Debtor maintains its Deposit Accounts (other than Excluded Accounts), and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 3.

(l) Consents. Except for (i) the filing or recording of UCC financing statements and amendments thereto, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) the filing of appropriate notices with the United States Surface Transportation Board, (iv) obtaining control to perfect the Security Interest granted by such Debtor pursuant hereto, (v) as may be required in connection with disposition of Investment Property by laws affecting the offering and sale of securities generally, (vi) delivering Collateral to perfect the Security Interest granted by such Debtor pursuant hereto, (vii) except as may have been obtained and remain in full force and effect, (viii) the giving of notice in respect of consignment arrangements, or (ix) as may otherwise be set forth in this Section 4, no consent or authorization of, or filing with a Governmental Authority, and no consent of any stockholder or member of such Debtor, is required (A) for the grant by such Debtor of the Security Interest in the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Debtor or (B) for the perfection of the Security Interest in the Collateral.

5. Covenants. In addition to the covenants of each Debtor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations (other than contingent indemnification obligations and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made) shall remain unpaid or unsatisfied, each Debtor shall:

(a) Change of Name, Identity or Structure. Promptly notify the Administrative Agent in writing of within thirty days of any change in (i) its corporate or organization name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records (excepting, however, any office that maintains immaterial books, records and data or books, records and data that are regularly backed-up to a chief executive office) relating to the Collateral, (iii) its identity, type of organization or jurisdiction of incorporation or organization or (iv) its Federal Taxpayer Identification Number or other identification number given by its jurisdiction of incorporation or organization.

(b) Location of Collateral. Subject to the following sentence, in the Compliance Certificate delivered in respect of such quarter of change, notify the Administrative Agent of a change in the location of any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it (including the establishment of any such new office or facility) with a book value in excess of $2,500,000 is located. Such notification shall not be required pursuant to this Section 5(b) (i) for Collateral that (A) is in transit between or to one or more locations of any of the Debtors, (B) is in transit between or to a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (C) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, in each case for purposes of repair, service or refurbishment in the ordinary course of business, or (D) is in the possession of employees in the ordinary course of business and (ii) for Collateral that is moved to a location identified on Schedule 2 (as automatically updated from time to time by any Debtor upon written notice to the Administrative Agent or in the Compliance Certificate delivered in respect of such quarter of change and without the need for consent by the Administrative Agent or the Lenders).

(c) Leased Premises. Upon the request of the Administrative Agent, use commercially reasonable efforts to obtain from each Person from whom such Debtor leases any office or facility at which Collateral (other than real property and improvements and fixtures thereto) with a book value in excess of $2,500,000 is at any time present such subordination, waiver, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Rights to Payment.

(i) Upon the request of the Administrative Agent, during the continuance of an Event of Default, promptly provide the Administrative Agent with: (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Administrative Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (B) accurate (in all material respects) records and summaries of Accounts, including customary agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and (C) such other matters and information relating to the Accounts as the Administrative Agent shall from time to time reasonably request;

(ii) [Reserved];

(iii) [Reserved];

(iv) Other than Accounts the aggregate value of which does not at any one time exceed $5,000,000, if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly (but in any event within 30 Business Days) notify the Administrative Agent thereof (which notice may be given in the Borrowing Base Certificate) and, upon the request of the Administrative Agent, execute any documents and instruments and use commercially reasonable efforts to take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due there-under shall be collaterally assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(v) If at any time such Debtor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account or other Right to Payment (other than consignment arrangements entered into in the ordinary course of business and agreements entered into in the ordinary course business on payment terms of no more than 90 days), upon the request of Administrative Agent with respect to property having a value in excess of $5,000,000, such Debtor shall promptly (but in any event within 30 Business Days) execute and deliver assignments of such security interest to the Administrative Agent, which assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest;

(vi) Upon the request of the Administrative Agent, mark the Accounts and other Rights to Payment and all of such Debtor’s books and records pertaining thereto with such legends as the Administrative Agent shall reasonably specify to reference to the fact that the Accounts and other Rights to Payment have been collaterally assigned to the Administrative Agent for the benefit of the holders of Secured Obligations and that the Administrative Agent has a security interest therein;

(vii) Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, (A) notify all or any designated portion of the Account Debtors of the Security Interest and (B) notify the Account Debtors or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(viii) Upon the occurrence and during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Administrative Agent shall require.

(e) Collateral Held by Bailee, Etc. Upon the request of the Administrative Agent, if any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Debtor (other than for Collateral that (A) is in transit between or to one or more locations of any of the Debtors, (B) is in transit between or to a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (C) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, in each case for purposes of repair in the ordinary course of business, (D) is in the possession of employees in the ordinary course of business, or (E) is located at any location where Collateral with a net book value of $2,500,000 or less of Collateral is located), (x) promptly (but in any event within 30 Business Days) notify the Administrative Agent of such possession (it being understood that disclosure on Schedule 2 hereto (as automatically updated from time to time by any Debtor upon written notice to the Administrative Agent or in the Compliance Certificate delivered in respect of such quarter of change and without the need for consent by the Administrative Agent or the Lenders) shall satisfy this notification requirement), (y) upon request by Administrative Agent, notify such Person of the Security Interest and (z) upon request by Administrative Agent, use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral subject to the Security Interest and the instructions of the Administrative Agent.

(f) Inventory. Upon the request of the Administrative Agent: (i) promptly provide the Administrative Agent with a report of all Collateral consisting of Inventory which is included in the Borrowing Base, in form and substance reasonably satisfactory to the Administrative Agent; (ii) take a physical listing of such Inventory Debtor (other than for Collateral that (A) is in transit between or to one or more locations of any of the Debtors, (B) is in transit between or to a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (C) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, in each case for purposes of repair, service or refurbishment in the ordinary course of business, (D) is in the possession of employees in the ordinary course of business, or (E) is located at any location where Collateral with a net book value of $5,000,000 or less) and promptly deliver a copy of such physical listing to the Administrative Agent; and (iii) if any item of Collateral consisting of Inventory with a value in excess of $2,500,000 is at any time evidenced by a document of title, promptly (but in any event within 10 days following acquisition of such document of title) deliver such document of title to the Administrative Agent.

(g) Equipment. Upon the request of the Administrative Agent, deliver to the Administrative Agent a report of each item of Equipment with a value in excess of $1,000,000 constituting Collateral included in the Borrowing Base, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Copyrights.

(i) Except to the extent it could not reasonably be expected to result in a Material Adverse Effect, employ the Copyright for each work which such Debtor determines in its reasonable business judgment is material to the conduct of such Debtor’s business and which is owned by it (“Material Copyright”) with such notice of copyright as may be required by law to secure copyright protection.

(ii) Except to the extent it could not reasonably be expected to result in a Material Adverse Effect, not do any act or knowingly omit to do any act whereby any Material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any Material Copyright may become injected into the public domain if it could reasonably be expected to result in a Material Adverse Effect; (B) promptly notify the Administrative Agent if it knows that any Material Copyright could reasonably be expected to become injected into the public domain or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) which would result in a Material Adverse Effect; (C) take all commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Material Copyright owned by such Debtor, including filing of applications for renewal where necessary, except to the extent it could not reasonably be expected to result in a Material Adverse Effect; and (D) except to the extent it could not reasonably be expected to result in a Material Adverse Effect, take such actions as it shall reasonably deem appropriate in its reasonable business judgment under the circumstances to protect any such Material Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(iii) Not make any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Copyrights of such Debtor.

(i) Patents and Trademarks.

(i) Continue to use each Trademark owned by it, which such Debtor determines in its reasonable business judgment is material for the conduct of its business (“Material Trademarks”), in order to maintain such Material Trademark in full force free from any claim of abandonment for non-use, except to the extent it could not reasonably be expected to result in a Material Adverse Effect.

(ii) Not do any act, or omit to do any act, which will result in any Patent owned by it, which such Debtor determines in its reasonable business judgment is material for the conduct of its business (“Material Patent”), becoming abandoned or dedicated to the public, except to the extent it could not reasonably be expected to result in a Material Adverse Effect.

(iii) Promptly notify the Administrative Agent if it knows, or has reason to know, of any adverse determination or development with respect to a Material Trademark or Material Patent (including, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) which would result in a Material Adverse Effect.

(iv) [Reserved.]

(v) Except to the extent it could not reasonably be expected to result in a Material Adverse Effect, take necessary steps, as determined in such Debtor’s reasonable business judgment, in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of the Material Patents and Material Trademarks, including filing of applications for renewal, affidavits of use and affidavits of incontestability, where appropriate.

(vi) Except to the extent it could not reasonably be expected to result in a Material Adverse Effect, take such actions as it shall reasonably deem appropriate in its reasonable business judgment under the circumstances to protect any such Material Trademark, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(vii) Except for licenses granted to third parties in the ordinary course of business, not make any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Patents or Trademarks owned by such Debtor.

(j) Notices, Reports and Information. (i) Promptly notify the Administrative Agent of any and all Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $1,000,000 or more in the aggregate for all Commercial Tort Claims held or acquired by such Debtor; and (ii) upon the request of the Administrative Agent promptly provide to the Administrative Agent such statements, listings and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(k) Updated Schedules. Concurrently with the delivery of each Compliance Certificate pursuant to the Credit Agreement, provide to the Administrative Agent updated Schedule 2 to this Agreement.

6. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Debtor agrees, in each case at its own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. Upon the request of the Administrative Agent, promptly (but in any event, on the date that is the later of (i) 30 Business Days from the date of execution or (ii) the date of required delivery of the Compliance Certificate in respect of such date execution) deliver any Instruments having an aggregate value or face amount of $1,000,000 or more (excluding checks received in the ordinary course of business) held by such Debtor appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent reasonably may from time to time specify.

(b) Deposit Accounts. Promptly (and in any event within 60 Business Days following such request or such later date as agreed by the Administrative Agent in its sole discretion), upon the request of the Administrative Agent for purposes of obtaining and maintaining control of Collateral consisting of Deposit Accounts, for each Deposit Account that such Debtor at any time opens or maintains, either: (i) use commercially reasonable efforts to cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Debtor, pursuant to an agreement in a form satisfactory to the Administrative Agent, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to such Deposit Account, with such Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such Deposit Account; provided, however, that the provisions of this subsection (b) shall not apply to any Excluded Accounts; provided, further, however, notwithstanding anything to the contrary contained in this clause (b), the Administrative Agent acknowledges and agrees that the Loan Parties may (i) close any Deposit Accounts and (ii) withdraw all or any part of the funds in the Deposit Accounts and transfer the funds in any manner not in violation of the Loan Documents so long as no Event of Default has occurred and is continuing and the Administrative Agent has not exercised its enforcement rights with respect thereto.

(c) Investment Property. Except to the extent otherwise provided under the Pledge Agreement, upon the request of the Administrative Agent: if such Debtor or its nominee holds any Securities that are Collateral, whether certificated or uncertificated, or other Investment Property that is Collateral through a Securities Intermediary or Commodity Intermediary, at the option of the Administrative Agent, and pursuant to an agreement in form and substance satisfactory to it, promptly (but in any event within 60 Business Days following such request), either (A) use commercially reasonable efforts to cause such Securities Intermediary or (as the case may be) Commodity Intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Securities or other Investment Property, or, as the case may be, to apply any value distributed on account of any Commodity Contract as directed by the Administrative Agent to such Commodity Intermediary, in each case without further consent of such Debtor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with such Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property; provided, however, that the provisions of this subsection (c) shall not apply to (A) any Financial Assets or Securities Account which contains assets, in either case, with an aggregate value of less than $500,000, (B) any Securities Accounts which contain, in the aggregate for all such Securities Accounts, aggregate Financial Assets of less than $500,000, or (C) Financial Assets held in Securities Accounts that would otherwise constitute Excluded Accounts if in a Deposit Account; provided, further, however, that notwithstanding anything to the contrary contained in this clause (c), the Administrative Agent acknowledges and agrees that the Loan Parties may withdraw all or any part of the Investment Property, Financial Assets or other funds in the Securities Accounts and transfer such Investment Property, Financial Assets or other funds in any manner not in violation of the Loan Documents so long as no Event of Default has occurred and is continuing and the Administrative Agent has not exercised its enforcement rights with respect thereto.

(d) Electronic Chattel Paper and Transferable Records. Promptly (but in any event within 20 days) following the request of the Administrative Agent, take such action as the Administrative Agent may reasonably request as are reasonably necessary to vest in the Administrative Agent (i) control of any Electronic Chattel Paper of such Debtor under Section 9-105 the UCC; and (ii) control of any “transferable record” of such Debtor under and as defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or, as the case may be, Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, as so in effect in the relevant jurisdiction, in each case, to the extent that the aggregate value or face amount of such Electronic Chattel Paper equals or exceeds $1,000,000.

(e) Letter of Credit Rights. If any Debtor is or becomes the beneficiary of letters of credit having a face amount or value of $1,000,000 or more, promptly (but in any event within 60 Business Days) following the request of the Administrative Agent, for any such letter of credit issued in favor of such Debtor, at the option of the Administrative Agent and pursuant to an agreement in form and substance satisfactory to it, either (i) use commercially reasonable efforts to arrange for the issuer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) use commercially reasonable efforts arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to such Debtor unless an Event of Default has occurred and is continuing and the Administrative Agent has exercised its enforcement rights hereunder.

(f) Reserved.

7. Further Assurances. Each Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies of the Administrative Agent hereunder, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

8. Collection of Rights to Payment. At the request of the Administrative Agent, upon the occurrence and during the continuation of any Event of Default, all remittances on account of Collateral received by each Debtor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (appropriately endorsed or accompanied by necessary instruments of transfer).

9. Rights of Administrative Agent.

(a) Power of Attorney. Each Debtor hereby appoints the Administrative Agent the attorney-in-fact of such Debtor, effective upon the occurrence and during the continuance of an Event of Default (and, in the case of the exercise proxy, voting and other consensual rights in respect of Investment Property, so long as one day’s written notice has not been given by the Administrative Agent to the Debtors, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and after notice has been provided to such Debtor, with full power of substitution either in the Administrative Agent’s name or in the name of such Debtor:

(i) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(ii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(iii) notify the Postal Service authorities to change the address for delivery of mail addressed to such Debtor to such address as the Administrative Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(iv) receive, open and dispose of all mail addressed to such Debtor;

(v) send requests for verification of Rights to Payment to any Account Debtor;

(vi) notify, or to require such Debtor to notify, Account Debtors to make all payments directly to the Administrative Agent;

(vii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(viii) exercise dominion and control over, and refuse to permit further withdrawals from any Deposit Account, Securities Account or Commodities Account constituting part of the Collateral;

(ix) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Administrative Agent;

(x) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(xi) execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property;

(xii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

(xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Debtor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The foregoing power of attorney is coupled with an interest and irrevocable so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations (other than contingent indemnification obligations and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made) shall remain unpaid or unsatisfied. Each Debtor hereby ratifies, to the fullest extent permitted by applicable Laws, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this subsection (a). The failure of Administrative Agent to provide notice of an Event of Default shall not prevent the Administrative Agent from exercising the power of attorney granted above, or invalidate any actions taken thereunder.

(b) Performance of Debtor Obligations. The Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay under or in connection with this Agreement, and the Debtors shall reimburse the Administrative Agent in accordance with the Credit Agreement for any amounts paid by the Administrative Agent pursuant to this subsection (b).

(c) Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Debtor or any other Person for any failure to do so or delay in doing so.

(d) Rights of Required Lenders. All rights of the Administrative Agent under this Agreement, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

10. [Reserved.]

11. Remedies.

(a) General Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable Laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Debtor agrees that the Administrative Agent may, subject to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement:

(i) require such Debtor to assemble all or any part of the Collateral and make it available to the Administrative Agent at any place and time designated by the Administrative Agent;

(ii) peaceably and without notice enter any premises of such Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine;

(iii) cause the Security Interest with respect to any of the Collateral consisting of Intellectual Property to become an assignment, transfer and conveyance of any of or all such Collateral by such Debtor to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained);

(iv) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable Laws;

(v) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, commodities, instruments, investment property or other property) from any Deposit Account, Securities Account or Commodities Account constituting part of the Collateral; and

(vi) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Debtor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or on any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent.

(b) Sale of Collateral. Each purchaser at any sale pursuant to this Agreement shall subject to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement, hold the property sold absolutely, free from any claim or right on the part of any Debtor, and each Debtor hereby waives against such purchaser, to the fullest extent permitted by applicable Laws, all rights of redemption, stay and appraisal which such Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Neither the Administrative Agent’s compliance with the UCC or any other applicable requirement of Law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Administrative Agent shall give each Debtor 10 days’ written notice (which such Debtor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of the Administrative Agent’s intention to make any sale of Collateral. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. To the fullest extent permitted by applicable Laws, the Administrative Agent or any other holder of Secured Obligations may bid for or purchase the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such holder of Secured Obligations from any Debtor as a credit against the purchase price and the Administrative Agent or such holder of Secured Obligations may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Debtor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Debtor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. To the fullest extent permitted by applicable Laws, any sale pursuant to the provisions of this subsection (b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC.

(c) License. To the extent permitted by applicable Law, for the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section or otherwise in connection with this Agreement, each Debtor hereby grants to the Administrative Agent a non-exclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Debtors notwithstanding any subsequent cure of such Event of Default.

(d) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any Letter of Credit or contingent amounts due under any Treasury Management Agreement or Swap Contract between any Loan Party and any Lender or Affiliate of a Lender) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its option, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Debtor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any reasonable manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Laws. Each Debtor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Debtor shall not have any right of withdrawal with respect to such funds. Accordingly, each Debtor irrevocably waives until the termination of this Agreement and the Security Interest in accordance with Section 24 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, subject to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement, accept or retain the Collateral or any part thereof in satisfaction of the Secured

Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Duty of Care. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any of its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

(g) Application of Proceeds. Subject to subsection (d) above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Credit Agreement.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Debtors shall remain liable, on a joint and several basis, to the Administrative Agent and the holders of Secured Obligations for any deficiency which exists after any sale or other disposition or collection of Collateral.

12. Certain Waivers. Each Debtor waives, to the fullest extent permitted by applicable Laws, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, other than arising from a breach of this Agreement.

13. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

14. No Waiver; Cumulative Remedies. No failure by the Administrative Agent or any holder of Secured Obligations to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent and the holders of Secured Obligations. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

15. Costs and Expenses; Indemnification; Other Charges. The terms of Section 10.04 of the Credit Agreement with respect to costs and expenses and indemnification are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

16. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and, except that no Debtor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Debtor without such consent shall be null and void).

17. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. EACH DEBTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

18. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Debtor therefrom, shall be effective unless in writing signed by the Administrative Agent and the Debtors, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Integration. This Agreement, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

23. No Inconsistent Requirements. Each Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

24. Termination. This Agreement and the Security Interest shall terminate when all of the Obligations (as defined in the Credit Agreement) shall have been paid in full (other than contingent indemnification obligations) in accordance with the terms of the Credit Agreement, the Aggregate Commitments have been terminated and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made; provided, however, that the obligations of the Debtors under Section 15 shall survive such termination. In addition, (x) in the event that any Subsidiary ceases to be a Subsidiary of a Debtor (including another Debtor) as a result of a transaction permitted by the Credit Agreement, then such Subsidiary shall automatically be fully and finally released from its obligations hereunder without any further action of the Administrative Agent, the Lenders, or the L/C Issuer, and (y) the Security Interest and Liens granted herein shall be deemed to be released automatically without any further action of the Administrative Agent, the Lenders, or the L/C Issuer as to any Collateral upon the sale, transfer or other disposition of such Collateral to a Person that is not a Debtor pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document (it being understood and agreed, for the avoidance of doubt, that (A) Railcar Sales in the Ordinary Course of Business are transactions expressly permitted under the Loan Documents and that the Administrative Agent’s Security Interest and Liens in any railcars (but not the Proceeds thereof) shall be automatically released without any further action of the Administrative Agent, the Lenders, or the L/C Issuer in connection with any such Railcar Sales in the Ordinary Course of Business, and (B) upon the sale of a lease of railcars and all railcars that are Collateral that are subject to such lease pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document, the Administrative Agent’s Security Interest and Liens in such railcars and such lease (but not the Proceeds thereof) shall be automatically released without any further action of the Administrative Agent, the Lenders, or the L/C Issuer), and in each instance, the Administrative Agent shall promptly upon written request from the Borrower take all necessary action to document the full and final release of such Debtor or Collateral, as applicable, under this Agreement. The Administrative Agent agrees to release its Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all of the Obligations or (ii) constituting property that is sold or disposed of in a transaction permitted by the Credit Agreement or any other Loan Document if a release is required or desirable in connection therewith and if the Borrower certifies to the Administrative Agent that such sale or disposition is so permitted.

25. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to Administrative Agent a joinder agreement, in form and substance reasonably satisfactory to Administrative Agent. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Debtor” and have all of the rights and obligations of a Debtor hereunder and this Agreement shall be deemed amended by such joinder agreement.

26. [Reserved.]

27. Effect of Amendment and Restatement. Upon the effectiveness hereof, this Agreement amends and restates in its entirety as of the Closing Date the Existing Security Agreement. The security interests granted by each Debtor to Administrative Agent in the Collateral under the Existing Security Agreement continue (as modified hereby) without interruption under this Agreement to secure the Secured Obligations.

28. Keepwell. Each Debtor that is a Qualified ECP Guarantor at the time any Guarantee of the Obligations by any Debtor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under such Guarantee voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 28 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Debtor intends this Section 28 to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

29. Intercreditor Agreements. This Agreement (and the Security Interest in the Common Collateral granted hereunder) is subject to any Intercreditor Agreement from time to time in effect. In the event of any conflict between the terms of this Agreement and the any Intercreditor Agreement with respect to any Common Collateral, the terms of such Intercreditor Agreement shall control. So long as any Person is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of any Intercreditor Agreement, any obligation of any Debtor in this Agreement that requires delivery of Common Collateral to, or the possession or control of Common Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, or such possession or control of Common Collateral is with, such Person on same terms this Agreement would have otherwise required rendering of performance to the Administrative Agent.

30. Term Debt Priority. Notwithstanding anything in this Agreement or any other Loan Document to the contrary notwithstanding, any reference made to a first priority perfected Lien or security interest in any Loan Document (excluding any Intercreditor Agreement) shall be deemed to include any Collateral that is subject to security interests in favor of both the holders of the Obligations and the holders of the Term Debt and, pursuant to an Intercreditor Agreement, such creditors have agreed that their respective security interests in such common Collateral shall have equal priority.

[SIGNATURES SET FORTH ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title: Senior Vice President, Corporate Finance and Treasurer

GREENBRIER-CONCARRIL, LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GREENBRIER LEASING COMPANY LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GREENBRIER MANAGEMENT SERVICES, LLC

By: GREENBRIER LEASING COMPANY LLC
Its: Sole Member

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GREENBRIER RAIL SERVICES HOLDINGS, LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GREENBRIER RAILCAR LEASING, INC.

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GUNDERSON LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GUNDERSON MARINE LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GUNDERSON RAIL SERVICES LLC

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

GUNDERSON SPECIALTY PRODUCTS, LLC

By: GUNDERSON LLC
Its: Sole Member

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

MERIDIAN RAIL ACQUISITION CORP.

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

MERIDIAN RAIL HOLDINGS CORP.

By:	/s/ Lorie L. Tekorius
Name:	Lorie L. Tekorius
Title:	Senior Vice President and Treasurer

Agreed and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s Joan Mok
Name:	Joan Mok
Title:	Vice President